SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2015

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33197	95-4661210
(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Boulevard, Pasadena, California	91106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 626-229-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Named Executive Officer

Guidance Software, Inc. (the “Company”) mutually agreed to a separation of employment of Mark Harrington, its SVP, General Counsel and Corporate Secretary, from the Company, effective July 15, 2015, the terms of which are governed by a Transition and Mutual Separation Agreement (the “Agreement”) between Mr. Harrington and the Company. The Transition and Mutual Separation Agreement includes certain severance benefits for Mr. Harrington, including the payment of accrued salary and accrued but unpaid vacation time through the date of the termination of employment, a lump sum severance payment, the accelerated vesting of RSAs and payment for transition services through August 31, 2015. The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Transition and Mutual Separation Agreement between Guidance Software, Inc. and Mark Harrington, effective July 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

(a Delaware Corporation)

/S/ PATRICK DENNIS
Patrick Dennis
President and Chief Executive Officer

July 17, 2015